Exhibit 99.1
LOTUS BANCORP, INC. TO DEREGISTER
WITH THE SECURITIES AND EXCHANGE COMMISSION

Contact:	Satish Jasti
Phone:	248-735-1000

Date:	February 18, 2010
NOVI, MI — Lotus Bancorp, Inc. (the “Company”), the Michigan bank holding company of Lotus Bank, Novi, MI (“Lotus Bank”), announced that it intends to file a Form 15 with the Securities and Exchange Commission (the “Commission”) to deregister its common stock, par value $0.01 per share (the “Common Stock”) under the Securities Exchange Act of 1934, as amended, which will terminate the Company’s obligation to file periodic and annual reports with the Commission. The Company’s board of directors has determined that the Company would benefit from such action by eliminating significant costs, including fees and expenses relating to the preparation and filing of periodic costs with the Commission, and by permitting management to spend less time on report preparation, which will allow them to devote full attention and effort to the Company’s operations. The Company intends to continue to hold annual meetings and to provide its shareholders with financial information.
Lotus Bank is a community bank owned and operated by people living and working in Southeast Michigan. One of the most well capitalized banks in Michigan, Lotus Bank offers a full range of financial products and services to businesses and consumers. Lotus Bank is headquartered at 44350 West Twelve Mile Road, Novi, Michigan 48377 and its phone number is (248) 735-1000. Additional information about the Company and Lotus Bank is available at www.lotusbank.net.

5